EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form F-4 of Amethyst Financial Company Ltd. of our report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Notes 1, 4 and 9 to the financial statements) dated March 16, 2000 relating to the financial statements of Amethyst Financial Company Ltd., which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this Registration Statement.




                                          PRICEWATERHOUSECOOPERS N.V.


Rotterdam, The Netherlands
March 20, 2000